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                                                                  EXHIBIT 23.2



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of IKON Capital, Inc. for the registration of $2,000,000,000 of debt securities and to the incorporation by reference therein of our report dated October 16, 1996, with respect to the financial statements of IKON Capital, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.

                                      /s/  Ernst & Young LLP



Philadelphia, Pennsylvania
May 13, 1997